As filed with the Securities and Exchange Commission on June 30, 2003

Registration No 333-51434

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The News Corporation Limited

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. employer identification no.)

2 Holt Street

Sydney, New South Wales 2010, Australia

(Country Code 61) 2-9-288-3000

(Address of principal executive offices)

CHRIS-CRAFT/UTV EMPLOYEES’ STOCK PURCHASE PLAN

FOX ENTERTAINMENT GROUP, INC. AMENDED AND RESTATED 1994 MANAGEMENT INCENTIVE PLAN

(formerly, the CHRIS-CRAFT INDUSTRIES, INC. 1994 MANAGEMENT INCENTIVE PLAN)

FOX ENTERTAINMENT GROUP, INC. AMENDED AND RESTATED 1999 MANAGEMENT INCENTIVE PLAN

(formerly, the CHRIS-CRAFT INDUSTRIES, INC. 1999 MANAGEMENT INCENTIVE PLAN)

FOX ENTERTAINMENT GROUP, INC. AMENDED AND RESTATED 1994 DIRECTOR STOCK OPTION PLAN

(formerly, the CHRIS-CRAFT INDUSTRIES, INC. 1994 DIRECTOR STOCK OPTION PLAN)

FOX ENTERTAINMENT GROUP, INC. AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

(formerly, the UNITED TELEVISION, INC. 1995 DIRECTOR STOCK OPTION PLAN)

FOX ENTERTAINMENT GROUP, INC. AMENDED AND RESTATED 1988 STOCK OPTION PLAN

(formerly, the UNITED TELEVISION, INC. 1988 STOCK OPTION PLAN)

UNITED TELEVISION, INC. STOCK OPTION GRANTS

(Full title of the plan)

Arthur M. Siskind, Esq.

The News Corporation Limited

c/o News America Incorporated

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

(Name, Address and telephone number

of agent for service)

With Copies to:

Jeffrey W. Rubin, Esq.

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

(212) 918-3000

Deregistration of Preferred Ordinary Shares

This Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (originally filed on Form F-4), registration no. 333-51434 (the “Registration Statement”), is being filed to deregister certain preferred limited voting ordinary shares (the “Preferred Ordinary Shares”) of The News Corporation Limited (the “Company”) that were previously registered. The Registration Statement, as originally filed on Form F-4 on December 12, 2000, registered an aggregate of 537,454,462 Preferred Ordinary Shares, for which a registration fee of $606,579 was paid. An aggregate of 275,416,834 Preferred Ordinary Shares were issued pursuant to the Form F-4, and of the remaining 262,037,628 Preferred Ordinary Shares, 44,525,182 were included in Post-Effective Amendment No. 1 to the Form F-4 Registration Statement on Form S-8, filed on July 31, 2001. The purpose of this Post-Effective Amendment No. 2 is to deregister the 218,119,025 Preferred Ordinary Shares which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on June 30, 2003.

THE NEWS CORPORATION LIMITED

By: /S/ ARTHUR M. SISKIND
Arthur M. Siskind, Esq.
Senior Executive Vice President and
Group General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ K. RUPERT MURDOCH*	Executive Director, Chairman and Chief Executive (Principal Executive Officer)	June 30, 2003

K. Rupert Murdoch

/s/ DAVID F. DEVOE*	Executive Director and Chief Financial Officer	June 30, 2003

David F. DeVoe

/s/ CHASE CAREY*	Non-Executive Director	June 30, 2003

Chase Carey

Executive Director, President and Chief Operating Officer

Peter Chernin

Executive Director

James R. Murdoch

/s/ LACHLAN K. MURDOCH*	Executive Director	June 30, 2003

Lachlan K. Murdoch

/s/ ARTHUR M. SISKIND	Executive Director	June 30, 2003

Arthur M. Siskind

/s/ KENNETH E. COWLEY*	Non-Executive Director	June 30, 2003

Kenneth E. Cowley

/s/ AATOS ERKKO*	Non-Executive Director	June 30, 2003

Aatos Erkko

/s/ ANDREW S. B. KNIGHT*	Non-Executive Director	June 30, 2003

Andrew S. B. Knight

Non-Executive Director
Roderick I. Eddington

Non-Executive Director
Graham J. Kraehe

/s/ THOMAS J. PERKINS*	Non-Executive Director	June 30, 2003

Thomas J. Perkins

/s/ STANLEY S. SHUMAN*	Non-Executive Director	June 30, 2003

Stanley S. Shuman

/s/ GEOFFREY C. BIBLE*	Non-Executive Director	June 30, 2003

Geoffrey C. Bible

*By /s/ ARTHUR M. SISKIND		June 30, 2003

Arthur M. Siskind, as attorney in fact